UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 5, 2016

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 5, 2016, HealthSouth Corporation (the "Company") held its 2016 annual meeting of stockholders (the "Annual Meeting") at the corporate headquarters in Birmingham, Alabama. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

1.	election of all ten persons nominated by the Company's board of directors;

2.	ratification of PricewaterhouseCoopers LLP as its independent registered public accounting firm;

3.
approval of the compensation of the Company's named executive officers, as disclosed in the proxy statement filed on April 5, 2016 pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

4.	approval of the 2016 Omnibus Performance Incentive Plan.
As of the record date for the Annual Meeting, there were 90,191,586 shares of the Company's common stock issued and outstanding. Each share of common stock was entitled to one vote on each matter properly brought before the Annual Meeting. The common stock voted together as a class. Votes representing 95.8% of the combined voting power of the common stock were present in person or represented by proxy at the Annual Meeting.
The final voting results for the Annual Meeting were as follows:

•	Proposal 1, election of directors, each of the nominees was elected:

Name of Nominee	Votes For	Votes Withheld	Votes Abstained
John W. Chidsey	80,042,291	57,826	N/A
Donald L. Correll	80,041,233	58,884	N/A
Yvonne M. Curl	79,237,148	862,969	N/A
Charles M. Elson	79,239,149	860,968	N/A
Jay Grinney	79,857,034	243,083	N/A
Joan E. Herman	79,845,779	254,338	N/A
Leo I. Higdon, Jr.	79,792,305	307,812	N/A
Leslye G. Katz	80,038,879	61,238	N/A
John E. Maupin, Jr.	79,756,763	343,354	N/A
L. Edward Shaw, Jr.	80,038,302	61,815	N/A

•	Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, passed:

Votes For	Votes Against	Votes Abstained
85,831,500	540,669	73,173

•	Proposal 3, approval of the compensation of the Company's named executive officers, passed:

Votes For	Votes Against	Votes Abstained
78,531,436	1,518,978	49,703

•	Proposal 4, approval of the 2016 Omnibus Performance Incentive Plan, passed:

Votes For	Votes Against	Votes Abstained
71,082,130	8,964,712	53,275

Proposals 1, 3, and 4 each received 6,345,225 broker non-votes. There were no broker non-votes on Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 HEALTHSOUTH CORPORATION

By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 6, 2016